                                                                     EXHIBIT 4.9


                  REGISTRATION RIGHTS AGREEMENT, dated as of December 16, 1998, executed and delivered by Noble International, Ltd., a Michigan corporation (the "Company"), in favor of the Holders of Registrable Securities (as defined herein).


                               W I T N E S S E T H :


                  WHEREAS, pursuant to the terms and conditions set forth in the Company's Confidential Term Sheet dated November 20, 1998, the exhibits thereto, any and all supplements thereof and amendments thereto, and all documents incorporated by reference therein (collectively, the "Offering Documents"), the Company is offering for sale up to 40 units of its securities (the "Units"), each Unit consisting of (i) a 7% Junior Subordinated Note due 2003 in the principal amount of $250,000, bearing interest at the annual rate of 7%, payable semi-annually in arrears commencing June 1, 1999 (the "Notes"), and (ii) warrants (the "Warrants") to purchase up to an aggregate of 7,500 shares (the "Warrant Shares") of the common stock, no par value, of the Company (the "Common Stock"); and

                  WHEREAS, the Units, Notes, Warrants and Warrant Shares are being offered and sold by the Company in reliance upon the exemption from the registration provisions of the United States Securities Act of 1933, as amended (the "Securities Act"), for non-public offerings pursuant to Regulation D under the Securities Act; and

                  WHEREAS, BlueStone Capital Partners, L.P. ("BlueStone") is acting as the Placement Agent for the Company in connection with the offer and sale of the Units on a "best efforts" basis; and

                  WHEREAS, pursuant to the terms and conditions set forth in the Offering Documents, including those contained in the Subscription Agreement (the "Subscription Agreement") which has been executed and delivered by or on behalf of each of the purchasers of Units from the Company (the "Purchasers"), each of the Purchasers is purchasing the principal amount of Units for which it has subscribed; and

                  WHEREAS, the terms and conditions of the offering and sale of the Units provide for the execution and delivery of this Agreement.

                  NOW, THEREFORE, in order to induce the Purchasers to purchase the Units, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the Company, the Company hereby agrees as follows:

                  I. Definitions. As used in this Agreement, the capitalized terms set forth below shall have the following meanings:

                  "Additional Interest" shall have the meaning set forth in
Section 6(a) hereof.

                  "Affiliate" shall mean, as to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

                  "AMEX" shall mean the American Stock Exchange.

                  "BlueStone" shall have the meaning set forth in the preamble.

                  "Company" shall have the meaning set forth in the preamble, and shall also include the Company's successors.

                  "Confidential Term Sheet" shall have the meaning set forth in the preamble.

                  "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

                  "Holder" shall mean each Person who holds Warrants or Warrant Shares; and each of the successors, assigns and transferees of each of such Holder.

                  "Notes" shall have the meaning set forth in the preamble.

                  "Offering Documents" shall have the meaning set forth in the preamble.

                  "Outstanding Notes" shall have the meaning set forth in
Section 6(a) hereof.

                  "Person" shall mean any individual, sole proprietorship, partnership, corporation, association, joint venture, trust, unincorporated entity or other entity, or the government of any country or sovereign state, or of any state, province, municipality or other political subdivision thereof.

                  "Prospectus" shall mean the Prospectus included in the Shelf Registration Statement, including any preliminary Prospectus, and any such Prospectus as amended or supplemented by any Prospectus supplement, including post-effective amendments, in each case including all material incorporated or deemed to be incorporated by reference therein.

                  "Purchasers" shall have the meaning set forth in the preamble.

                  "Registrable Securities" shall mean the Warrant Shares; provided, however, that any Warrant Shares shall cease to be Registrable Securities when they shall have been sold by a Holder pursuant to an effective Shelf Registration Statement or pursuant to Rule 144.

                  "Registration Default" shall be the meaning set forth in
Section 6(a) hereof.

                  "Registration Expenses" shall mean any and all expenses incident to the performance by the Company of its obligations under this Agreement, including, but not limited to: (i) all SEC and AMEX registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws; (iii) all expenses of printing and distributing the Shelf Registration Statement, any Prospectus, and any amendments or supplements thereto; and (iv) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company.

                  "Rule 144" means Rule 144 of the General Rules and Regulations promulgated under the Securities Act or any successor rule.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Securities Act" shall have the meaning set forth in the preamble.

                  "Shelf Registration Statement" shall mean a registration statement on an appropriate form under the Securities Act which covers the resale of the Registrable Securities pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such Shelf Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein and all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

                  "Subscription Agreement" shall have the meaning set forth in the preamble.

                  "Underwriter" shall have the meaning set forth in Section 7 hereof.

                  "Warrants" shall have the meaning set forth in the preamble;

                  "Warrant Shares" shall have the meaning set forth in the preamble; provided, however, that if at any time the Warrants become exercisable for the purchase of any other number of shares of Common Stock, or into any other securities of any other entity, in each case pursuant to the terms of the Warrants, then, in such event, the term "Warrant Shares" shall be deemed to mean such other number of shares of Common Stock or such other securities, as the case may be.

                           2. Shelf Registration; Suspension of Use of
Prospectus.

                  (a) The Company shall prepare and, not later than March 16, 1999, shall file with the SEC, and thereafter shall use its best efforts to cause to be declared effective under the Securities Act as soon as possible thereafter, and in no event later than April 14, 1999, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution described in the Shelf Registration Statement, which shall be substantially as set forth on Exhibit A attached hereto and made a part hereof.

                  (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be used by the Holders for a period of two years from the Initial Closing Date or such shorter period that will terminate when all the Registrable Securities have been sold pursuant to the Shelf Registration Statement or Rule 144 (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Registrable Securities not being able to offer and sell such securities pursuant to the Shelf Registration Statement during that period, unless such action is
(i) required by applicable law or (ii) pursuant to Section 2(c) hereof, and, in either case, so long as the Company promptly thereafter complies with the requirements of Section 3(i) hereof, if applicable.

                  (c) The Company may suspend the use of the Shelf Registration Statement for a period not to exceed 45 days in any 12 month period for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, public filings with the SEC, pending corporate developments and similar events.

                  3. Registration Procedures. In connection with any Shelf Registration Statement, the following shall apply:

                  (a) The Company shall ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light if the circumstances under which they were made, not misleading, and (iii) any Prospectus forming part of the Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) (1) The Company shall advise the Holders and, if requested by such Holder, confirm such advice in writing:

                           (i) when a Shelf Registration Statement and any
amendment thereto has been filed with the SEC and when the Shelf Registration Statement or any post-effective amendment thereto has become effective; and

                           (ii) of any request by the SEC for amendments or
supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information.

                  (2) The Company shall advise the Holders and, if requested by any such Holder, confirm such advice in writing:

                  (i) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                  (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities covered by the Shelf Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (iii) of the suspension of the use of the Prospectus pursuant to Section 2(c) hereof or of the happening of any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

                  (c) The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

                  (d) The Company shall furnish to each Holder, without charge, at least one copy of the Shelf Registration Statement in the form declared effective by the SEC and any post-effective amendment thereto, including financial statements and schedules (if incorporated by reference), and, if the Holder so requests in writing, all exhibits (including those incorporated therein by reference).

                  (e) The Company shall, during the Shelf Registration Period, deliver to each Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use, in compliance with the terms of this Agreement, of the Prospectus or any amendment or supplement thereto by each of the Holders of Registrable Securities in connection with the offering and sale thereof.

                  (f) Prior to any offering of Registrable Securities pursuant to any Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders thereof and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions in the United States as any such Holders reasonably request in writing, and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

                  (g) The Company shall use its reasonable best efforts to as promptly as practicable list the Registrable Securities on each national securities exchange on which the Shares are then listed, subject to official notice of issuance.

                  (h) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of Registrable Securities pursuant to the Shelf Registration Statement.

                  (i) Upon the occurrence of any event contemplated by paragraph
(b)(2)(iii) above, the Company shall, if required pursuant to the Act or paragraph (b)(2)(iii) above, promptly prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (j) The Company may require each Holder to furnish to the Company with such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement. Any Holder who fails to provide such information within a reasonable time after receiving such request shall not be entitled to use the Prospectus.

                  (k) The Company shall enter into such agreements and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Registrable Securities.

                  (l) The Company shall (i) make reasonably available for inspection by the Holders, and any attorney, accountant or other agent retained by the Holders, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries in connection with such Shelf Registration Statement as is customary for similar due diligence examinations; and (ii) cause the Company's officers directors and employees to supply all relevant information reasonably requested by the Holders or any such attorney, accountant or agent in connection with such Shelf Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such attorney, accountant or agent, unless disclosure thereof is made in connection with a court proceeding or required by law, or such information has become available (not in violation of this agreement) to the public generally or through a third party without an accompanying obligation of confidentiality, and the Company shall be entitled to request that such Holders sign a confidentiality agreement to the foregoing effect.

                  4. Use of Prospectus. The Holders may not use the Prospectus, in each case after notice by the Company of the applicable event, (A) during any period of suspension referred to in Section 2(c), (B) during any period when a stop order is in effect as referred to in Section 3(b)(2)(i), (C) in the applicable jurisdiction during any period when the qualification of the Registrable Securities has been suspended in such jurisdiction, as referred to in Section 3(b)(2)(ii), and (D) during any suspension period referred to in
Section 3(b)(2)(iii).

                  5. Registration Expenses. The Company shall be responsible for, and shall pay in due course, all Registration Expenses. The Company shall not be responsible for the payment of any underwriting or brokerage fees and discounts.

                  6.  Additional Interest Under Certain Circumstances.

                  (a) Additional interest ("Additional Interest") with respect to all of the outstanding Notes (the "Outstanding Notes") shall be assessed as follows if any of the following events occur (each event described in clauses
(i) through (iii) below being hereinafter sometimes called a "Registration Default"):

                           (i) if by March 16, 1999, the Shelf Registration
Statement has not been filed with the SEC;

                           (ii) if by April 14, 1999, the Shelf Registration
Statement has not been declared
effective by the SEC; or

                           (iii) if after the Shelf Registration Statement is
declared effective, (A) such Registration Statement thereafter ceases to be effective before the second anniversary of the Initial Closing Date (or, in the event that Rule 144(k) under the Securities Act is amended to provide for a shorter holding period, until the end of such shorter period) or the date as of which all of the Registrable Securities are sold pursuant to the Shelf Registration Statement or Rule 144; or (B) such Registration Statement or the related prospectus may no longer be used because either (1) any event occurs as a result of which the related Prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

                  (b) (i) If the Shelf Registration Statement has not been filed with the SEC within the time period described in clause (a)(i) above, Additional Interest shall accrue on the Outstanding Notes over and above the interest set forth in the title of the Outstanding Notes as follows: the per annum interest rate on the Outstanding Notes will increase by 25 basis points, such increase remaining in effect until the date on which such Shelf Registration Statement is filed, on which date the interest rate on the Outstanding Notes will revert to the interest rate originally borne by the Outstanding Notes, plus any increase in such rate pursuant to clause (b)(ii) below.

                  (ii) If the Shelf Registration Statement has not been declared effective by the SEC within the time period described in clause (a)(ii) above, then, at such time and on each date that is the successive 30th day following such time, the per annum interest rate on the Outstanding Notes (which interest rate will be the original interest rate on the Outstanding Notes plus any increase or increases in such interest rate pursuant to clause (b)(i) above and pursuant to this clause) will increase by an additional 25 basis points; provided, however, that the per annum interest rate may not increase by more than 75 basis points pursuant to this clause and may not increase by more than 100 basis points pursuant to this clause and clause (b)(i) above. Such increase or increases will remain in effect until the date on which such Shelf Registration Statement is declared effective, on which date the interest rate on the Outstanding Notes will revert to the interest rate originally borne by the Outstanding Notes, plus any Additional Interest that may be payable pursuant to clause (b)(iii) below.

                  (iii) If the Company fails to keep the Shelf Registration Statement continuously effective or usable for the period specified in clause
(a)(iii) above, then at such time as the Shelf Registration Statement is no longer effective or usable, as the case may be, and on each date thereafter that is the successive 30th day subsequent to such time and until the earliest of (A) the date that the Shelf Registration Statement is again deemed effective or usable, as the case may be, (B) the date that is the second anniversary of the Closing Date (or, in the event that Rule 144(k) under the Securities Act is amended to provide for a shorter holding period, until the end of such shorter period) and (C) the date as of which all of the Registrable Securities have been sold pursuant to the Shelf Registration Statement or Rule 144, the per annum interest rate on the Outstanding Notes will increase by 25 basis points; provided, however, that the per annum interest rate may not increase by more than 100 basis points pursuant to this clause (b)(iii).

                  (c) Anything herein contained to the contrary notwithstanding, a Registration Default referred to in Section 6(a)(iii)(B) shall be deemed not to have occurred and be continuing solely as a result of the suspension by the Company of the use of the Shelf Registration Statement pursuant to the provisions of Section 2(c) hereof.

                  (d) Any amounts of Additional Interest due pursuant to clause
(b)(i), (b)(ii) or (b)(iii) of Section 6 above will be payable on the regular interest payment dates with respect to the Outstanding Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Outstanding Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

                  7.  Indemnification and Contribution.

                  (a) In connection with any Shelf Registration Statement, the Company agrees to indemnify and hold harmless each Holder, each Affiliate of such Holder, the directors, partners, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein, (ii) the Company will not be liable to any indemnified party under this indemnity agreement with respect to any Shelf Registration Statement or Prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results from the use of the Prospectus during a period when the use of the Prospectus has been suspended in accordance with Section 2(c) hereof, provided that Holders received prior notice of such suspension, which notice shall be deemed to have been received by such Holders within 48 hours after the giving thereof; and (iii) the Company shall not be liable to any indemnified party with respect to any preliminary Prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results from the fact that such indemnified party sold Registrable Securities to a person as to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the Securities Act, if the loss, claim, damage or liability of such indemnified party results from an untrue statement or omission of a material fact contained in the preliminary Prospectus which was corrected in the Prospectus or in the Prospectus as then amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company also agrees to indemnify and provide contribution to each person who may be deemed to be an underwriter (for purposes of the Securities Act) with respect to the Registrable Securities ("Underwriters"), their officers and directors, and each person who controls each such Underwriter, on substantially the same basis as that of the indemnification of and contribution to the Holders provided in this Section 7(a).

                  (b) By its participation in the Shelf Registration Statement, each Holder shall be deemed to have agreed to indemnify and hold harmless (i) the Company, (ii) each of its directors, (iii) each of its officers who signs such Shelf Registration Statement and (iv) each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with respect to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have. Each Holder shall also be deemed to have agreed to indemnify and contribute to each Underwriter, their officers and directors, and each person who controls each such Underwriter, on substantially the same basis as that of the indemnification of and contribution to the Company provided in this Section 7(b). Anything in this Agreement contained to the contrary notwithstanding, the liability of each Holder for indemnification or contribution hereunder shall be limited to the amount of proceeds received by such Holder in the offering giving rise to such liability.

                  (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to promptly notify the indemnifying party will not relieve the indemnifying party from liability under Section 7(a) or 7(b) hereof unless and to the extent that it is materially prejudiced thereby. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,
(ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnified party shall not settle or compromise any action for which it seeks indemnification or contribution hereunder without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in Section 7(a) or 7(b) is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Shelf Registration Statement which resulted in such losses.

                  (e) The provisions of this Section 7 shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or the Company or any other persons who are entitled to indemnification pursuant to the provisions of this Section 7, and shall survive the sale by a Holder of Registrable Securities pursuant to the Shelf Registration Statement.

                       8. Rule 144. As long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company shall use its best efforts to promptly file the reports required to be filed by it pursuant to Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder. If the Company is at any time not required to file such reports, it shall promptly make publicly available such information as is necessary to permit sales of the Warrant Shares pursuant to Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

                  9. Amendments. This Agreement may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions of this Agreement may not be given, unless it would not have an adverse effect upon the rights of any of the Holders and the Company has obtained the consent of Holders then owning a majority of the Registrable Securities. In connection with the foregoing, the Company hereby acknowledges that pursuant to the terms of the Subscription Agreement, each of the Placement Agents is empowered to act as attorney-in-fact for the Holders and their transferees.

                  10. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Company, the Holders and the other persons and entities described in Section 7 hereof and their respective successors, assigns and transferees, including, without limitation and without the need for an express assignment, subsequent Holders.

                  11. Third Party Beneficiaries. The Holders from time to time shall each be a third party beneficiary of the agreements of the Company contained herein.

                  12. Headings. The headings which are contained in this Agreement are for the sole purpose of convenience of reference, and shall not limit or otherwise affect the interpretation of any of the provisions hereof.

                  13. Governing Law. This Agreement shall be governed by the laws of the State of New York applicable to contracts made and to be wholly performed therein.

                  14. Notices. All notices and other communications hereunder shall be in writing (which shall include publication), and shall be made by hand delivery, registered first-class mail, telecopier or any courier providing overnight delivery, (i) if to the Company or a Purchaser, at the address set forth in the Subscription Agreement and (ii) if to a Holder of Warrant Shares, to the address set forth on the books and records of the Company. All such notices and other communications shall be deemed to have been duly given upon receipt.

                  15. Entire Agreement. This Agreement sets forth the entire agreement of the Company with respect to the subject matter hereof.

                  16. Severability. In the event that any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired or affected thereby.

                  17. Further Assurances. The Company will from time to time after the date hereof take any and all actions, and execute, acknowledge and deliver any and all documents and instruments, at its cost and expense, as any Holder may from time to time reasonably request in order to more fully perfect or protect the rights intended to be granted to it hereunder.

                  18. Interpretation. As used in this Agreement, unless the context otherwise requires: words describing the singular number shall include the plural and vice versa; words denoting any gender shall include all genders; words denoting natural persons shall include corporations, partnerships and other entities, and vice versa; and the words "hereof", "herein" and "hereunder", and words of similar import, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement.

                  19. Waiver. The failure of the Company or any Holder to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Agreement.

                  IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as of the date above written:


                                        NOBLE INTERNATIONAL, LTD.


                                        By: /s/ Robert J. Skandalaris
                                            ----------------------------------
                                            Name:Robert J. Skandalaris
                                            Title: Chief Executive Officer

                                                                       EXHIBIT A



         PLAN OF DISTRIBUTION


                  The Registrable Securities may be sold by the Holders from time to time to or through persons who may be deemed to be underwriters within the meaning of the Securities Act, directly to other purchasers, or through agents. The Shelf Registration Statement is not the exclusive means for resales of Registrable Securities (e.g., they may be sold pursuant to Rule 144). The sale of the Registrable Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed), or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, on such national securities exchange on which the Registrable Securities may be listed or have unlisted trading privileges, or in negotiated transactions, or in a combination of such methods of sale.